UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
May 4, 2011 (April 29, 2011)
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton, Suite 1200 Ft. Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Range Resources Corporation
ITEM 2.01 Completion of Acquisition or Disposition of Assets
     On April 29, 2011, we completed the previously announced sale of substantially all of our oil and gas leases, wells and related assets in the Barnett Shale play located in North Central Texas (Dallas, Denton, Ellis, Hill, Hood, Johnson, Parker, Tarrant and Wise Counties) for cash proceeds of $900.0 million, including the assumption of certain derivative contracts and before normal closing adjustments. See Item 9.01(b) for pro forma financial information regarding the sale of the Barnett assets.
ITEM 9.01 Financial Statements and Exhibits
(b)	Pro Forma Financial information
Unaudited pro forma information of Range Resources Corporation to give effect to the disposition of our Barnett assets is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference:
-	Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2011
-	Unaudited Pro Forma Consolidated Statements of Operations for the Years Ended December 31, 2010, December 31, 2009 and December 31, 2008
(c)	Exhibits
2.1	Purchase and Sale Agreement between Range Texas Production, LLC, Energy Assets Operating Company, LLC and Range Resources Corporation as Seller and Legend Natural Gas IV, LP as Buyer dated February 28, 2011 (incorporated by reference to Exhibit 10.1 to the Range Resources Corporation Quarterly Report on Form 10-Q for the three months ended March 31, 2011, File No. 001-12209)
99.1	Unaudited pro forma balance sheet and statements of operations and accompanying notes of Range Resources Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Roger S. Manny
Roger S. Manny
Chief Financial Officer

Date: May 4, 2011

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